Exhibit 99.1

UpHealth to Effect 10:1 Reverse Stock Split

DELRAY BEACH, Fla. – December 5, 2022 – UpHealth, Inc. (“UpHealth” or the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today announced that the Company’s Board of Directors has approved a 10:1 reverse stock split of the Company’s issued and outstanding common stock.

The reverse stock split will become effective at 4:01 p.m., Eastern Time, on December 8, 2022, after close of trading on the New York Stock Exchange. As of that time, each 10 shares of issued and outstanding common stock will be converted into one share of common stock. The Company’s common stock is expected to commence trading on a split-adjusted basis when the markets open on December 9, 2022, under the existing trading symbol “UPH.” The new CUSIP number for the Company’s common stock following the reverse stock split will be 91532B200.

At the annual meeting held on December 5, 2022, the Company’s stockholders approved the reverse stock split. The Board of Directors was authorized to implement the reverse stock split and fix the ratio of the split within a range of 4:1 to 10:1. On December 5, 2022, following the annual meeting, the Board of Directors determined to fix the ratio for the reverse stock split at 10:1. The primary goal of the reverse stock split is to increase the per share market price of the Company’s common stock to meet the minimum $1.00 average closing price requirement for continued listing on the New York Stock Exchange.

The reverse split will reduce the number of shares of the Company’s common stock outstanding on December 8, 2022, from approximately 150 million shares to approximately 15 million shares. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, and warrants exercisable for shares of common stock, as well as to the number of shares issuable under the Company’s equity incentive plans and certain existing agreements. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the number of authorized shares of common stock. With respect to outstanding shares of common stock, the Company will round up fractional shares otherwise resulting from the reverse stock split.

Continental Stock Transfer and Trust Company (“CST”), the Company’s transfer agent, is acting as the exchange agent for the reverse stock split. Stockholders with book-entry shares or who hold their shares through a bank, broker or other nominee will not need to take any action. Stockholders of record holding certificates representing pre-split shares of the Company’s common stock, as applicable, will receive a letter of transmittal from CST with instructions on how to surrender certificates representing pre-split shares. Stockholders should not send in their pre-split certificates until they receive a letter of transmittal from CST. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, stockholders of record who held pre-split certificates will receive their post-split shares book-entry and will be receiving a statement from CST regarding their common stock ownership post-reverse stock split.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2022, which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at https://uphealthinc.com.

About UpHealth, Inc.

UpHealth is a global digital health company that delivers digital-first technology, infrastructure and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include global governments, health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter and UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the reverse stock split and expectations with respect to compliance with the New York Stock Exchange’s continued listing standards. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including market conditions and their impact on the trading price of our common stock on the New York Stock Exchange, other factors discussed in the Proxy Statement, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investor Relations:

Shannon Devine (MZ North America)

Managing Director

203-741-8811

UPH@mzgroup.us

Media:

Edna Johnson (UpHealth, Inc.)

Chief Communications Officer

mediarelations@uphealthinc.com